Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use within this Amendment No. 2 to the Registration Statement on Form S-11 of Trade Street Residential, Inc. of our report dated September 18, 2012 relating to the statement of revenues and certain expenses of Trails at Signal Mountain for the year ended December 25, 2010. We also consent to the reference to our firm under the heading “Experts” in such Amendment No. 2 to the Registration Statement.

/s/ Mallah Furman

Miami, Florida

December 20, 2013